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                                                                   EXHIBIT 10.63

                     SUBORDINATION AND STANDSTILL AGREEMENT

         THIS SUBORDINATION AND STANDSTILL AGREEMENT is made as of the 6th day of February, 1998 by and between BALANCED CARE CORPORATION, a Delaware corporation, having its place of business at 5021 Louise Drive, Suite 200, Mechanicsburg, PA 17055 ("BCC"), EXTENDED CARE OPERATORS OF HARRISBURG, LLC, a Delaware limited liability company (the "Lessee") and CAPSTONE CAPITAL OF PENNSYLVANIA, INC., a Pennsylvania corporation, having its place of business at 1000 Urban Center Drive, Suite 630, Birmingham, AL 35242 (the "Lessor").

         WHEREAS, the Lessor has permitted the Lessee to accept an assignment of that certain Lease Agreement (the "Lease"), relating to certain premises located in Dauphin County, Pennsylvania, more particularly described therein (the "Leased Property"); all capitalized terms used herein and not otherwise defined herein shall have the same meanings as ascribed to such terms in the Lease;

         WHEREAS, the Lease and all other instruments and documents now or hereafter evidencing and/or securing the obligations of the Lessee are hereinafter collectively referred to as the "Lease Documents";

         WHEREAS, the Lessee and BCC have entered into that certain Shortfall Agreement of even date herewith (the "Shortfall Agreement"), pursuant to which, under certain circumstances, BCC has agreed to provide certain loans to the Lessee (collectively, the "Working Capital Loans");

         WHEREAS, the obligations of the Lessee under all instruments and documents evidencing and/or securing the repayment of, or otherwise pertaining to and executed and delivered in connection with, the Working Capital Loans, including without limitation, the Leasehold Mortgage (as hereinafter defined) and the Shortfall Agreement;

         WHEREAS, payment of the Lessee's indebtedness and performance of the Lessee's obligations under the Working Capital Loans are secured, in part, by a Leasehold Mortgage and Security Agreement of even date herewith granted by the Lessee in favor of BCC (the "Leasehold Mortgage") encumbering the Lessee's interest under the Lease, which Leasehold Mortgage is to be recorded with the Dauphin County Records;

         WHEREAS, BCC and the Lessee agreed to enter into the Shortfall Agreement, Option Agreement, Leasehold Mortgage, Deposit and Pledge Agreement and Promissory Note (the "Working Capital Loan Documents") as an inducement to the Lessor to agree to enter into and/or accept the Lease Documents; and

         WHEREAS, it is a condition of the Shortfall Agreement and Leasehold Mortgage that the parties hereto enter into this Subordination Agreement.



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         NOW, THEREFORE, for Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the mutual covenants set forth herein, the parties act and agree as follows:

         1. BCC agrees that the payment of principal, interest and all other sums payable with respect to the "Working Capital Debt" (as hereinafter defined) is expressly subordinated, in the manner hereinafter set forth, in right of payment to the prior payment and satisfaction in full of the Lease Obligations. As used herein, "Working Capital Debt" means the principal, interest and all other sums payable and all obligations to be performed from time to time under the Working Capital Loan Documents and any and all other indebtedness or liability of the Lessee to BCC, whether direct or indirect, absolute or contingent, secured or unsecured.

         2. As long as any part of the Lease Obligations shall remain unsatisfied, no payment of principal or interest or any other sum shall be made by the Lessee or accepted by BCC, at any time, with respect to the Working Capital Debt, without the prior written consent of the Lessor, in each instance; provided, however, that the Lessee may make any payment due under the Working Capital Loan Documents (to be applied toward the Working Capital Debt) and BCC may accept any such payment from Lessee (and apply it toward the Working Capital
Debt) if: (1) no Lease Default shall have occurred and remain uncured, nor shall any event have occurred (or failed to occur) which, with the passage of time and/or the giving of notice, would constitute a Lease Default, (2) such payment would not impair the compliance of the Lessee with the financial covenants of the Lease Documents if such payment were deemed to be an operating expense and
(3) such payment would not constitute, nor, with the giving of notice and/or the passage of time would give rise to, a Lease Default. BCC further agrees that, without the prior written consent of the Lessor, in each instance, BCC will not demand, ask, bring suit for, accept or receive any payment with respect to the Working Capital Debt. If BCC nevertheless receives any payment contrary to the terms of this Agreement, BCC shall hold such payment in trust for the Lessor and shall immediately remit the same to the Lessor (to be applied toward the Lease Obligations). The Lessor shall be under no obligation to grant any consent referred to in this Paragraph 2 as long as any part of the Lease Obligations shall remain unsatisfied.

         3. In the event of any termination of the Lease and/or an acceleration of the Lease Obligations pursuant to the terms of any of the Lease Documents, or in the event of a distribution of the assets, dissolution, winding-up, liquidation or reorganization of the Lessee (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or otherwise), the Lease Obligations shall be paid and satisfied in full (notwithstanding any such termination) before BCC is entitled to receive any payment whatsoever on account of the Working Capital Debt, any payment or distribution (of any kind or nature whatsoever) to which any holder of Working Capital Debt would otherwise be entitled, but for the subordination provisions of this Agreement, shall be paid directly to the Lessor (to be applied toward the Lease Obligations) until the Lease Obligations shall have been paid and satisfied in full. Subject to the foregoing and the provisions of Paragraph 4, BCC shall have the right to file a claim or proof of claim, be a member of a creditors' committee, vote on a plan and otherwise act to preserve and protect its claims and interests as a holder of the Working Capital Debt.


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         4. BCC irrevocably authorizes and directs and the Lessor and any trustee in bankruptcy, receiver or assignee for the benefit of creditors of the Lessee, whether in voluntary or involuntary liquidation, dissolution or reorganization proceedings, on BCC's behalf, to take such action as may be reasonably necessary or appropriate to effect the subordination provisions and other rights and/or remedies granted to the Lessor in this Agreement (including, without limitation, in the case of the Lessor to file a proof of claim and to vote upon matters with respect to which BCC may be able to vote in connection with any bankruptcy proceedings relating to the Lessee) and irrevocably appoints the Lessor and any such trustee, receiver or assignee as its attorney-or-attorneys-in-fact for such purposes with full powers of substitution and resubstitution. The power of attorney conferred on the Lessor and any such trustee receiver and assignee by the provisions of this Paragraph 4, being coupled with an interest, shall be irrevocable until the Lease Obligations are fully satisfied and shall not be affected by the disability or incapacity of BCC and shall survive the same. Such power of attorney is provided solely to protect the interests of the Lessor and any such trustee, receiver and assignee and shall not impose any duty on the Lessor nor any such trustee, receiver or assignee to exercise any such power and neither the Lessor nor any such trustee, receiver or assignee shall be liable for any act, omission, error in judgment or mistake of law, except as the same may result from its gross negligence or wilful misconduct.

         5. The terms of this Agreement, the subordination effected hereby and the respective rights, remedies and obligations of the Lessor and BCC shall not be affected by (a) any amendment or restatement of, or addition or supplement to, any of the Lease Documents, (b) any exercise or non-exercise of any right, power or remedy under any of the Lease Documents or any instrument or agreement relating thereto, or securing or guaranteeing any of same or (c) any waiver, consent, release, indulgence, extension, renewal, modification, delay or other action, inaction or omission pertaining to the Lease Obligations or any instrument or agreement relating thereto, or securing or guaranteeing any of same, all whether or not BCC shall have had notice and/or knowledge of any of the foregoing.

         6. As long as any portion of the Lease Obligations shall remain outstanding:

                  (a) without limiting any other provision set forth herein or in any of the other Lease Documents, BCC acknowledges that (i) if BCC should ever acquire any interest in the Leased Property, such interest is hereby made subject and subordinate to the Lessor's interest in the Lease and the Leased Property, regardless of time, order or place of filing or recording of any mortgage (including, without limitation, the Leasehold Mortgage) or other document or instrument relating to the Working Capital Debt, and regardless of the perfection or non-perfection thereof, notwithstanding to the contrary any provision of any applicable law relating to perfection or priority; provided however, BCC may exercise any right, remedy or recourse against and realize upon (x) the equity holders' interest in the Lessee or (y) the Lessee's interest in Lease and the Leased Property, without the prior consent of the Lessor, and Lessor consents to such action, (ii) upon any termination of the Lessee's interest in the Lease in connection with any exercise by the Lessor of its rights and/or remedies under the Lease, BCC's Leasehold Mortgage (encumbering the Lessee's interest in the Lease and


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         the Leased Property) shall automatically terminate and shall be of no further force, without the need of any further action (provided, however, that, upon the request of the Lessor, BCC shall promptly execute and deliver to the Lessor a discharge of the Leasehold Mortgage in recordable form) and (iii) upon any acquisition by BCC, its nominee or designee or any other Person, of (x) the Lessee's interest in the Lease and the Leased Property as a result of (1) any exercise of BCC's rights as mortgagee or secured party (2) as a result of any transfer of the Lessee's interest in the Lease, in lieu of a foreclosure of the Leasehold Mortgage, to BCC, its nominee or designee or any other Person, or (y) all of the issued and outstanding capital stock of the Lessee in the Lessee (as a result of the exercise by BCC of its rights and remedies relating to its lien encumbering all of the membership interests of the Lessee, without limiting the provisions of Paragraph 2 hereof, (A) the proceeds of any such disposition of the Lessee's interest in the Lease which any holder of the Working Capital Debt would otherwise be entitled, but for the subordination provisions of this Agreement, shall be paid directly to the Lessor (to be applied toward the Lease Obligations), (B) BCC shall execute and deliver to the Lessor a guaranty of the Lease Obligations, in form and substance acceptable to the Lessor, (C) the new holders, if any, of all of the membership interests of the Lessee shall execute and deliver to the Lessor pledge agreements, in form and substance acceptable to the Lessor, along with related powers and the certificates evidencing the membership interests of the Lessee and (D) such evidence of the due authorization, execution and delivery and unenforceability of such pledge agreements, powers and guaranty as the Lessor may request, including, without limitation, certified copies of limited liability company resolutions and opinions, all in form and substance acceptable to the Lessor;

                  (b) BCC irrevocably waives any right to require marshaling of the assets of the Lessee and agrees that the Lessor shall have no obligation to seek satisfaction of the Lease Obligations through recourse to the collateral;

                  (c) neither the Working Capital Debt, nor any of the Working Capital Loan Documents nor any other agreement between BCC and the Lessee shall be amended, canceled, forgiven or terminated, without the prior written consent of the Lessor, in each instance, which consent may be withheld in the Lessor's sole and absolute discretion;

                  (d) BCC shall not grant or consent to any further or additional subordination of the Working Capital Debt in whole or in part in favor of any Person other than the Lessor, without the prior written consent of the Lessor, in each instance, which consent may be withheld in the Lessor's sole and absolute discretion;

                  (e) BCC will not file, cause to be filed or join in the filing of, any petition under the Bankruptcy Code, or any similar petition or pleading under any state law, against the Lessee or seeking any relief with respect to the Lessee (including, without limitation, the appointment of a receiver, trustee or other similar official for it or any part of its business or properties) under any such law, without the prior written consent of the Lessor, in each instance, which consent may be withheld in the Lessor's sole and absolute discretion; and


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                  (f) BCC will not demand or accept as security for the Working
         Capital Debt any collateral owned, wholly or in part, by the Lessee without the prior written consent of the Lessor, in each instance, which consent may be withheld in the Lessor's sole and absolute discretion; provided, however, that, notwithstanding the foregoing, subject to the terms and conditions hereof, the Lessor hereby consents to the Lessee granting a security interest in the Lessee's leasehold interest in the Lease to BCC pursuant to the Leasehold Mortgage and to the granting to BCC of a security interest in the membership interests of the Lessee pursuant to the BCC Option Agreement and Stock Pledge Agreement.

         7. BCC shall be entitled to the right of subrogation with respect to payments to the Lessor made hereunder, but may only exercise any such right if the Lease Obligations shall have been first paid in full and discharged.

         8. BCC agrees not to assign or transfer any interest in the Working Capital Debt to any Person without the prior written consent of the Lessor, in each instance, which consent the Lessor may withhold in its sole and absolute discretion.

         9. If BCC and/or the Lessee, contrary to this Agreement, makes or receives any payment, attempts to or threatens to make or receive any payment, takes any other action contrary to this Agreement or fails to any action required by this Agreement or, with respect to BCC, commences or participates in any action or proceeding against the Lessee and/or the Leased Property to enforce the payment of the Working Capital Debt, then, the Lessor may obtain relief by injunction, specific performance and/or other appropriate equitable relief; it being understood and agreed that (a) the Lessor's damages from BCC's and/or the Lessee's actions may at that time be difficult to ascertain and may be irreparable, and (b) BCC and the Lessee waive any defense or claim that the Lessor cannot demonstrate any damage and/or can be made whole by the awarding of damages.

         10. BCC agrees to indemnify and to hold the Lessor harmless from and against any and all reasonable costs and expenses (including, without limitation, reasonable attorney's fees and expenses) relating to (a) any actions of BCC taken contrary to this Agreement and (b) the enforcement of this Agreement in the event of any breach or default by BCC hereunder. The Lessee agrees to indemnify and hold the Lessor harmless from and against any and all reasonable costs and expenses (including, without limitation, reasonable attorneys' fee and expenses) relating to (a) any actions of the Lessee taken contrary to this Agreement and (b) the enforcement of this Agreement in the event of any breach of default by it hereunder.

         11. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors and assigns.

         12. If any provision of this Agreement or the application thereof to any Person or circumstance, for any reason and to any extent, shall be held to be invalid or unenforceable, neither the remainder of this Agreement nor the application of such provision to any other person or


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circumstance shall be affected thereby, but rather the same shall be enforced to the greatest extent permitted by law. Notwithstanding the foregoing, it is the intention of the parties hereto that if any provision hereof is capable of two
(2) constructions, one of which would render the provision void and the other of which would render the provision valid, then such provision shall be construed in accordance with the construction which renders such provision valid.

         13. Any note evidencing any portion of the Working Capital Debt (the "Working Capital Notes") shall be marked with the following legend:

                           "Payment of this note is subject to the terms and conditions of a Subordination and Standstill Agreement dated as of , 1998 between the payee and Capstone Capital of Pennsylvania, Inc. A copy of said Subordination and Standstill Agreement may be obtained upon written request of any holder of this note from Capstone Capital Corporation, 1000 Urban Center Drive, Suite 630, Birmingham, AL 35242"

         14. Promptly upon the request of the Lessor, which may be made from time to time, BCC shall pledge, assign, transfer, set over and deliver to the Lessor the Working Capital Notes then in effect, duly endorsed in blank by BCC, to be held by the Lessor as security for the Lease Obligations so long as any of the Lease Obligations shall be outstanding or any agreement by the Lessor as to any extension of credit to the Lessee shall remain in effect.

         15. Nothing contained in this Agreement or otherwise will in any event be deemed to constitute the Lessor to be the agent of BCC for any purpose nor to create any fiduciary relationship between the lessor and BCC. No action or inaction with respect to any collateral for Lease Obligations; nor any amendment to any of the Lease Documents; nor any exercise or nonexercise of any right, power or remedy under or in respect of any of the Lease Obligations or any instrument or agreement relating to, securing or guaranteeing any of the Lease Obligations; nor any waiver, consent, release, indulgence, extension, renewal, modification, delay or other action, inaction or omission in respect of any of the Lease Obligations or any instrument or agreement relating to, securing or guaranteeing any of the Lease Obligations will in any event give rise to any claim by BCC against the Lessor or any officer, director, employee or agent of the Lessor.

         16. This Agreement shall be governed by and construed in accordance with the laws of the State of Alabama.

         17. To the maximum extent permitted by applicable law, BCC and the Lessee hereby submit to the jurisdiction of the courts of the State of Alabama and the United States District Court for the Northern District of Alabama, as well as to the jurisdiction of all courts from which an appeal may be taken from the aforesaid courts, for the purpose of any suit, action or other proceeding arising out of, or with respect to this Agreement and expressly waive any and all objections they may have as to venue in any of such courts.


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         18. This Agreement shall remain in full force and effect so long as the
Lease Obligations remains undischarged or unsatisfied in any respect. BCC and the Lessee agree that an affidavit, certificate, letter or statement of any officer, agent or attorney of the Lessor indicating that any part of the Lease Obligations remains outstanding shall be deemed prima facie evidence of the validity, effectiveness and continuing force of this Agreement and any Person is hereby authorized to rely thereon. Upon the complete payment and performance of the Lease Obligations and the recording of a notice of the termination of the Lease, this Agreement shall be deemed terminated without further action and, if at such time, the Lessor is holding the Working Capital Notes in escrow pursuant to the terms hereof, the Lessor shall return the Working Capital Notes to BCC and this Agreement shall thereupon be of no further force or effect.

         19. Reference in this Agreement to "herein" , "hereof" and "hereunder" shall be deemed to refer to this Agreement and shall not be limited to the particular text or section in which such words appear. The use of any gender shall include all genders and the singular number shall include the plural and vice versa as the context may require.

         Reference in this Agreement to the Mortgaged Property shall be deemed to include references to all of the Mortgaged Property and references to any portion thereof. References in this Agreement to the Working Capital Debt shall be deemed to include references to any of the Working Capital Debt and any portion thereof. References in this Agreement to the Lease Obligations shall be deemed to include references to all of the Lease Obligations and any portion thereof. References within this Agreement to the Lease Documents shall include, without limitation, all renewals, replacements, amendments, extensions, substitutions, revisions, consolidations and modifications of the Loan Documents.

         As used herein the term "person" shall include all individuals and all entities of every kind and nature, including, without limitation, corporations, general and limited partnerships, stock companies or associations, joint ventures, unincorporated associations, companies, trusts, banks, trust companies, land trustee, business trusts, and agencies, authorities, bodies, boards, commissions, courts, instrumentalities, legislatures, or offices of any nature whatsoever for any government unit or political subdivision, whether federal, state, county, district, municipal, city or otherwise, and whether now or hereafter in existence.

         As used herein, the term "including", when following any general statement, will not be construed to limit such statement to the specific items or matters as provided immediately following the term "including" (whether or not non-limiting language such as "without limitation" or "but not limited to" or words of similar import are also used), but rather will be deemed to refer to all items or matters that could reasonably fall within the broader scope of the general statement.

         22. This Agreement may be executed in one or more counterparts, each of which taken together shall constitute an original and all of which shall constitute one and the same instrument.

         23. Time is of the essence of this Agreement.


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         24. This Agreement may be executed in one or more counterparts, each of which taken together shall constitute an original and all of which shall constitute one and the same instrument.

                          SIGNATURES ON FOLLOWING PAGE


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         EXECUTED as an instrument under seal as of the date and year first above written.


                        LESSOR:

                        CAPSTONE CAPITAL OF PENNSYLVANIA, INC.
                        a Pennsylvania corporation


                        By: /s/ Daryl D. McCombs
                           ------------------------------------------
                           Daryl D. McCombs, Assistant Vice President


                        BCC:

                        BALANCED CARE CORPORATION,
                        a Delaware corporation



                        By: /s/ Brian L. Barth
                           ------------------------------------------
                                Brian L. Barth, Vice President


                        LESSEE:

                        EXTENDED CARE OPERATORS
                        OF HARRISBURG, LLC, a
                        Delaware limited liability company

                        ---------------------------------------------
                        By: /s/ Signature Illegible
                           ------------------------------------------
                        Its:



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        Schedule to Exhibit 10.63 filed pursuant to Instruction 2 to Item
                            601(a) of Regulation S-K

                     Subordination and Standstill Agreement

                        Location                          Entities
                       Ravenna, OH              BCC at Ravenna, Inc.;
                                                Extended Care Operators of Ravenna LLC

                       Greensboro, NC           BCC at Greensboro, Inc.
                                                Extended Care Operators of Greensboro LLC